JOINT VENTURE AGREEMENT

THIS JOINT VENTURE AGREEMENT (this "**Agreement**") dated as of February 14, 2014 made by and between **CARBON DEVELOPMENT, INC.** ("**CDI**"), a Indiana corporation with a principal business address of 2158 45th Street, PMB 611, Highland, IN 46322-3742, represented by Mr. Christopher Abi, its CEO, and **CITADEL EFT, INC.**, a Nevada corporation (which is in the process of changing its domicile jurisdiction to the State of Wyoming) having its primary place of business at 1100 Irvine Blvd., Tustin, CA 92780 (the "**Citadel**"), represented by Mr. Gary DeRoos, its CEO. CDI and Citadel are each referred to herein as a "**Party**" and collectively the "**Parties**".

WITNESSETH:

WHEREAS, CDI currently holds LTN Brazilian Bonds registered on the CME Group, Inc. (the Chicago Mercantile Exchange), each with a 1972 Issue Price of One Billion Two Hundred Million Cruzeiro Real (BR/CR$1,200,000,000.00), a 2013 Current Price Value of Three Billion Seven Hundred Million Real (BR/R$3,700,000,000.00) and a 2036 Future Price Value of Eight Billion Real (BR/R$8,000,000,000.00) (collectively, the "**Bonds**");

WHEREAS, the Parties desire to obtain secured lines of credit or loans (collectively, the "**Loans**") for at least One Billion Three Hundred Million US Dollars (USD $1,300,000,000.00) (the "**Loan Amount**");

WHEREAS, CDI desires to enter into a joint venture with Citadel in order for Citadel to arrange for the Loans for the benefit of both CDI and Citadel, based on using as collateral such Bonds which have an aggregate 2013 Current Price Value of at least Six Billion Eight Hundred Million Real (BR/R$6,800,000,000.00), based on an exchange rate of $1 USD = BR/R$2.41, (collectively, the "**Collateral Bonds**");

WHEREAS, each Party agrees that (i) it is in their best interests and in the best interests of their respective shareholders, to consummate each of the transactions set forth below (collectively, the "**Transactions**");

NOW, THEREFORE, in consideration of the mutual covenants and conditions set forth herein, and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Parties, intending to be legally bound, do hereby agree as follows:

Section 1. **Recitals**. The above recitals are true, correct and complete and are incorporated herein by reference.

Section 2. **Services**. (a) **The Pledge.** CDI will provide the Collateral Bonds to Citadel and hereby irrevocably grants Citadel the right to assign, transfer, grant and pledge the Collateral Bonds as collateral ("**Pledge**") to one or more lenders of the Loans (collectively, the "**Lender**") and to grant such Lender a first priority, perfected security interest in the Collateral Bonds, including, without limitation, any and all underlying instruments and certificates representing the Collateral Bonds and, to the extent not prohibited by applicable law, the proceeds thereof, the distributions thereon, the profits thereof, and the rights and privileges pertaining thereto.

(b) **The Loans.** Citadel will arrange for the Loans, using the Collateral Bonds as collateral, in an amount equal to at least the Loan Amount, wherein (i) CDI will receive loan proceeds equal to at least Eight Hundred Million US Dollars (USD $800,000,000.00), and (ii) Citadel will receive loan proceeds equal

to at least Five Hundred Million US Dollars (USD $500,000,000.00). Post execution of this agreement, Citadel shall file an 8K with the Securities and Exchange Commission and issue public announcement. Citadel shall also issue Carbon Development, Inc. and/or it's designees 10,000,000 restricted shares of it's common stock.

(c) **Delivery and Possession of the Collateral Bonds**. (a) All certificates and bond powers executed in blank representing or evidencing the Collateral Bonds shall be delivered to Citadel, held by Citadel and then Pledged by Citadel to the Lender in connection with the Loans and shall be in suitable form for transfer by delivery, or shall be accompanied by duly executed instruments of transfer or assignment in blank, all in form and substance satisfactory to Citadel.

Section 3. Term. The term of this Agreement will run for a period of one (1) year from the later of the date of the Pledge of the funding of the Loans (the "**Term**").

Section 4. **Independent Contractors**. The relationship between both Parties established by this Agreement is that of independent contractors, and nothing contained in this Agreement shall be construed to give either Party the power to direct and control the day-to-day activities of the other. Neither Party is an agent, representative or partner of the other Party. Except with respect to the Collateral Bonds and the Loans as set forth in Section 2 above, neither Party shall have any right, power or authority to enter into any agreement for, or on behalf of, or incur any obligation or liability of, or to otherwise bind the other Party. This Agreement shall not be interpreted or construed to create an association, agency, joint venture or partnership between the parties or to impose any liability attributable to such relationship upon either Party. The Parties to this Agreement and their respective employees, agents and/or subcontractors, are not employees of the other Party for any reason, including state or federal tax purposes. Each Party shall retain the right to perform services for others during the term of this Agreement.

Section 5. **Representations and Warranties.** Both Parties hereto hereby represent and warrant that: (a) (i) Each is in "good standing" in the country and jurisdiction of its organization and operation, and (ii) any and all necessary resolutions have been properly secured and authorized which will: (x) support the execution of this Agreement; (y) support the subsequent operation of the contemplated Transactions; and (z) facilitate and authorize the signature or other participation of Citadel with regard to the Collateral Bonds and the intended Transactions;

(b) (i) All documents provided in connection with, relating to, or arising out of, this Agreement and the Transactions are real and authentic; (ii) this Agreement constitutes the legal, valid and binding obligation of such Party, enforceable in accordance with its terms; and (iii) each Party has initiated their actions of their own free will, without any solicitation or influence from one or the other;

(c) (i) CDI has the legal right to grant Citadel the rights over the Collateral Bonds set forth above, free and clear of any lien, adverse claim, security interest, option or other charge or encumbrance; (ii) There are no restrictions on the Pledge of the Collateral Bonds except such, if any, as (x) appear on the face or back of the certificates or other evidence of the Collateral Bonds, (y) appear in any and all constituent or charter documentation and/or agreements governing or relating to the Collateral Bonds, or (z) are imposed by operation of law, and there are no options, warrants or rights pertaining thereto; and (iii) each of the Parties has the right to Pledge the Collateral Bonds free of any encumbrances and without the consent of the other or any other person or any governmental agency whatsoever; and

(d) Neither the execution or delivery of this Agreement, nor the consummation of the Transactions contemplated hereby, nor the compliance with or performance of the terms and conditions of this Agreement by a Party is prevented by, limited by, conflicts with or will result in the breach or violation of or a default under the terms, conditions or provisions of (i) any mortgage, security agreement, indenture, evidence of indebtedness, loan or financing agreement, trust agreement, stockholder agreement, or other agreement or instrument to which such Party is a party or by which it and/or the Collateral Bonds is bound, or (ii) any provision of law, any order of any court or administrative agency or any rule or regulation applicable to such Party, subject to applicable state and federal securities laws.

Section 6. **Further Assurances.** Each Party agrees that, at any time, and from time to time, at the expense of CDI, CDI will promptly execute and deliver all certificates and bond/stock powers representing or evidencing the Collateral Bonds and all further instruments and documents, and take all further action, that may be necessary or desirable, or that the other Party may reasonably request, in order to perfect and protect any Pledge granted or purported to be granted hereby or in connection with consummating any of the Transactions, subject to applicable state and Federal securities laws with respect to the Collateral Bonds.

Section 7. **Litigation Respecting the Collateral Bonds.** In the event any action, suit or other proceeding at law, in equity, in arbitration or before any other authority involving or affecting the Collateral Bonds becomes known to or is contemplated by any Party, such Party shall give the other Party immediate notice thereof and if such Party is contemplating such action, suit or other proceeding, such Party shall receive the written consent of the other Party prior to commencing any such action, suit or other proceeding.

Section 8. **Waiver; Cumulative Remedies.** A waiver of any provision hereof with respect to one event shall not be construed as continuing, or as a bar to or waiver of any right or remedy as to subsequent events. The rights and remedies provided by this Agreement are cumulative, and the exercise of any right or remedy by either Party hereto (or by its successors), whether pursuant to this Agreement, to any other agreement, or to law, shall not preclude or waive its right to exercise any or all other rights and remedies.

Section 9. **Notices.** Except for any notice required by law to be given in another manner, or as otherwise specifically provided in this Agreement, all notices provided for in this Agreement, unless otherwise specified, shall be in writing and shall be served by personal service, or by express overnight mail, or by confirmed facsimile transmission ("**fax**") or electronic data transmission, such as e-mail and PDF's. Original notices shall be remitted by overnight courier and shall be addressed to each Party at the address set forth in the introductory paragraph hereof. Any Party may notify the other Party in writing of a different address to which notices shall be sent. Notices given by personal service shall be deemed given at the time they are so served. Notices given by express overnight mail shall be deemed given at the earlier of seventy-two (72) hours after the date of mailing or the date actually received. Notices sent by facsimile or electronic data transmission shall be deemed to have been given at the time of the fax or electronic data transmission. Any Party receiving a fax or electronic data transmission from another Party hereto shall be entitled to rely upon the contents of such fax or electronic data transmission as genuine and as having such force and effect as if the contents of such fax or electronic data transmission were contained in a letter actually signed by the Party whose apparent signature is set forth in such fax or e-mail and delivered by mail.

Section 10. **Severability.** In the event that any provision of this Agreement shall be determined to be superseded, invalid or otherwise unenforceable pursuant to applicable law, such determination shall not affect the validity of the remaining provisions of this Agreement, and the remaining provisions of this Agreement shall be enforced as if the invalid provision were deleted.

Section 11. **Entire Agreement.** This Agreement and the agreements referred to herein contain the entire agreement of the Parties and supersedes all other agreements, understandings and representations, oral or otherwise, between the parties with respect to the matters contained herein.

Section 12. **Governing Law, Disputes and Venue.** This Agreement shall be governed by, and construed in accordance with, the laws of the State of California and/or the State of Indiana, regardless of the laws that might otherwise govern under applicable principles of conflicts of laws thereof.

Section 13. **Counterparts; Facsimiles.** This Agreement shall be considered to be an original, binding and enforceable agreement, whether executed in original, binding counterparts or fax or electronic data transmission form and no hard copy are to follow unless specified. Copies of this Agreement are authorized to legal counsels of the Parties but must not be distributed to representatives; it is a legal binding document between the Parties. The words "execution," "signed," "signature," or words of like import in this Agreement shall be deemed to include electronic signatures or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature or the use of a paper-based recordkeeping system, as the case may be, to the extent and as provided for in any applicable law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act, or any other similar state laws based on the Uniform Electronic Transactions Act.

Section 14. **Headings; Neutral Construction.** The headings, titles and subtitles used in this Agreement are for ease of reference only and shall not control or affect the meaning or construction of any provision hereof. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. This Agreement has been negotiated and drafted by legal counsel for both Parties and shall not interpreted in favor of on party over the other. This Agreement shall not be construed more strictly against one Party merely by virtue of the fact that the same has been prepared by such Party or its counsel, it being recognized that both Parties have contributed substantially and materially to the preparation of this Agreement, and both Parties acknowledge and waive any claim contesting the existence and the adequacy of the consideration given by the other Party hereto in entering into this Agreement.

Section 15. **Amendment.** The Parties may amend this Agreement only by a written agreement that is signed by each Party to be bound by the amendment and that identifies itself as an amendment to this Agreement.

Section 16. **Successors and Assigns.** This Agreement shall inure to the benefit of and be binding upon each Party and their respective successors and assigns. Each respective right and entitlement of each Party hereunder shall inure to such Party's respective heirs, successors and assigns.

Section 17. **Validity.** In the event that any provision of this Agreement shall be held to be invalid, the same shall not affect in any respect whatsoever the validity of the remainder of this Agreement.

[Remainder of page intentionally left blank; signature page follows.]

IN WITNESS WHEREOF, this Agreement has been executed by the Parties as of the date first above written.

CARBON DEVELOPMENT, INC.

By: ______________________________

Name: Christopher Abi

Title: CEO

CITADEL EFT, INC.

By: ______________________________

Name: Gary DeRoos

Title: CEO